Exhibit 1.1
UNDERWRITING AGREEMENT
600,000 Shares of Common Stock, par value $0.01 per share
NATIONAL INTERSTATE CORPORATION,
THE SELLING SHAREHOLDER
and
KEYBANC CAPITAL MARKETS INC.
September 6, 2007

September 6, 2007
KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114
     Ladies and Gentlemen:
     1. Introductory. The shareholder of National Interstate Corporation, an Ohio corporation (the “Company”), named in Schedule A hereto (the “Selling Shareholder”) proposes to sell 600,000 shares of his Common Stock, par value $0.01 per share (the “Common Stock”), upon the terms hereinafter set forth in this Underwriting Agreement (the “Agreement”) to the public through you. The 600,000 shares of Common Stock to be purchased in aggregate from the Selling Shareholder are hereinafter referred to as the “Stock.” The Company and Selling Shareholder hereby confirm their several agreements with you concerning the purchase of Stock by you from the Selling Shareholder. As used in this Agreement:
     “Act” shall mean the Securities Act of 1933, as amended;
     “Applicable Time” shall mean 6:30 p.m. Eastern Time on the date that this Agreement is executed and delivered by the parties thereto;
     “Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Applicable Time, as amended and previously supplemented, and as it may be further supplemented in accordance with Rule 424 of the Rules and Regulations of the Commission, promulgated pursuant to the Act (the “Rules and Regulations”);
     “Business Day” means any day when the Commission’s office in Washington, D.C. is open for business;
     “Commission” shall mean the Securities and Exchange Commission;
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule B hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective;
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;
     “Final Prospectus” shall mean the prospectus supplement relating to the Stock that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus;

     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405;
     “Issuer Free Writing Prospectus” shall mean each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;
     “Material Adverse Effect” means any change or effect that, individually or in the aggregate, is or is reasonably expected to be materially adverse to the business, assets, results of operations or condition (financial or other) of the Company and its Subsidiaries taken as a whole;
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and
     “Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-132657) filed by the Company on March 23, 2006 with the Commission, including exhibits and financial statements and any prospectus supplement relating to the Stock that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 436” refer to such rules under the Act.
     Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, you that:
          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-132657) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Stock. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement, one or more preliminary prospectus supplements relating to the Stock, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the

Stock in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the Rules and Regulations, and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.
          (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules and Regulations”); on the Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of you specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by you or on you behalf consists of the information described as such in Section 9 hereof.
          (c) At the Applicable Time, the Disclosure Package and the price to the public, the number of shares of Stock to be included on the cover page of the Final Prospectus, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by you specifically for use therein, it being understood and agreed that the only such information furnished by you or on your behalf consists of the information described as such in Section 9 hereof.
          (d) (i) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Stock, and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
          (e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you specifically for use therein, it being understood and agreed that the only such information furnished by you or on your behalf consists of the information described as such in Section 9 hereof.
          (f) Schedule C hereto sets forth each corporation, association or other entity that is directly or indirectly owned or controlled by the Company which is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X (individually a “Subsidiary” and collectively, the “Subsidiaries”). Each of the Company and the Subsidiaries has been duly incorporated (or otherwise formed, as appropriate) and is validly existing as a corporation (or other entity, as appropriate) in good standing under the laws of the state of its formation, with power and authority (corporate and other) to conduct its business as described in the Disclosure Package and the Final Prospectus. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business as presently conducted by it requires such qualification (except for those jurisdictions in which the failure to so qualify or be in good standing will not result in a Material Adverse Effect. The Company, directly or indirectly, owns 100% of the capital stock of the Subsidiaries.
          (g) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          (h) No order preventing or suspending the use of any of the Registration Statement, the Preliminary Prospectus or the Final Prospectus has been issued by the Commission.
          (i) All of the shares of Stock have been duly authorized and validly issued, are fully paid and nonassessable and none of the shares of Stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company, were issued and sold in compliance with applicable federal and state securities laws and conform to the description thereof contained in the Disclosure Package and the Final Prospectus, and any certificates for the Stock are in due and legal form under Ohio law. Except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company.
          (j) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as set forth or contemplated in the Disclosure Package and the Final Prospectus, (i) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material contract or transaction; (ii) there has not been any material change (on a pro forma basis or otherwise) in the capital stock or long-term debt of the Company or any Subsidiary, or any material adverse change, in or affecting the business, assets, results of operations or condition (financial or other) of the Company and its Subsidiaries taken as a whole;

(iii) there has not been any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in the ordinary course and in accordance with past practices; and (iv) neither the Company nor any Subsidiary has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or other event or occurrence that could result in a Material Adverse Effect.
          (k) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, encumbrance or claim upon any of the assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the assets of the Company are subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations or other organizational documents, in each case as amended to the date hereof, of the Company, or any statute or any order, ruling, judgment, decree, rule or regulation applicable to the Company or any Subsidiary of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or its business or assets, except as could not reasonably be expected to result in a Material Adverse Effect.
          (l) The audited financial statements, including the notes and schedules thereto, of the Company included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved except to the extent disclosed therein. The selected financial and statistical data included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement are accurate in all material respects and fairly present the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement.
          (m) Ernst & Young LLP has certified certain financial statements of the Company and has delivered its report with respect to the audited financial statements, notes and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus. To the Company’s knowledge, Ernst & Young LLP is an independent public accounting firm within the meaning of the Act and the Rules and Regulations, Regulation S-X promulgated by the Commission, the Code of Professional Ethics of the American Institute of Certified Public Accountants and the rules and regulations of the Public Company Accounting Oversight Board (United States).
          (n) Each of the Company and the Subsidiaries possesses all material authorizations, approvals, orders, licenses, certificates, consents and permits of and from all governmental or regulatory officials and bodies (collectively, the “Licenses”) as are necessary under applicable law to conduct its business as presently conducted and as described in the

Disclosure Package and the Final Prospectus except to the extent such failure to obtain such Licenses would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.
          (o) Except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending or threatened investigation that might lead to such a claim.
          (p) Except as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its Subsidiaries is a party, or of which the business or assets (including, without limitation, any of the Licenses) of the Company or any of its Subsidiaries is the subject that is required to be described in the Disclosure Package or Final Prospectus or that, individually or in the aggregate, could result in a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment, award or decree that could result in a Material Adverse Effect.
          (q) Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, Code of Regulations or other organizational documents, in each case as amended to the date hereof, and no default exists, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by the Company or any Subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument material to the Company or any Subsidiary, to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary or its business, properties or assets are bound except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any applicable statute or any applicable order, ruling, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary or its business, properties or assets that could result in a Material Adverse Effect.
          (r) The Company and each Subsidiary has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, charges, encumbrances, restrictions and defects, except those that are described in the Final Prospectus or those that do not materially affect the value of such property and do not interfere with the use currently made and proposed to be made of such property by the

Company or such Subsidiary. Any real property and buildings held under lease or sublease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use currently made and proposed to be made of such real property and buildings by the Company or such Subsidiary.
          (s) Other than as set forth in the Disclosure Package and Final Prospectus, the Company and each Subsidiary owns or possesses all material patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trademark registrations and service mark registrations (collectively, “Proprietary Rights”) used in or necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted as described in the Disclosure Package or the Final Prospectus except where failure to own or possess would not have a Material Adverse Effect. The Company and its Subsidiaries own or have adequate rights to use all patents, trademarks, service marks, trade names, service marks, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses, except where the failure to own or have adequate rights to use would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of infringement of or conflict with, asserted rights of others with respect to any of such intellectual property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
          (t) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder (collectively, the “Sarbanes-Oxley Act”).
          (u) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
          (v) The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
          (w) No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any court or governmental agency or body is required of the Company for the sale of the Stock or the consummation by the Company of the transactions herein contemplated, except: (i) as required under the Act or the Rules and Regulations with respect to the Stock; (ii) as may be required under the Exchange Act or the Exchange Act Rules and Regulations with respect to the Stock; and (iii) for such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications as may be required under securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Stock.
          (x) The Stock has been registered under Section 12(g) of the Exchange Act and has been authorized for trading on the Nasdaq Global System (“Nasdaq”).
          (y) The outstanding debt and the business, assets, results of operations and condition (financial or other) of the Company and its Subsidiaries taken as a whole conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.
          (z) The Company and each Subsidiary has filed all federal, state, county, local and foreign income, franchise or other tax returns required to be filed through the date hereof other than such returns for which the failure to file would not individually or in the aggregate result in a Material Adverse Effect, and has paid all taxes that have become due, whether pursuant to any assessments or otherwise. There is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties have accrued or are accruing with respect thereto, except for such taxes, interest and penalties being contested in good faith, as may be set forth or adequately reserved for in the financial statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus or as such would not result in a Material Adverse Effect. Since June 1, 2007, no tax deficiency has been asserted against the Company or any Subsidiary that if determined adversely could result in a Material Adverse Effect.
          (aa) Each Subsidiary engaged in the business of insurance and reinsurance is in compliance, in all material respects, with all applicable insurance laws and regulations governing such Subsidiaries and their respective businesses, and each has made all necessary filings in connection therewith. None of these Subsidiaries has received during the past 12 months a notice of noncompliance or inquiry related thereto from any insurance regulatory agency, commissioner, authority or other body, and any such notices received or inquiries begun more than 12 months prior to the date hereof have been closed except in either case that would not result in a Material Adverse Effect.
          (bb) The Company and each Subsidiary maintains insurance of the types and in the amounts generally deemed adequate for the conduct of its business, the value of its business and assets, and consistent with insurance coverage maintained by similar companies in similar businesses.
          (cc) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent that could result in a Material Adverse Effect.

          (dd) Neither the Company nor any Subsidiary is in violation of, nor has received any outstanding notice of a violation of, any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including the rules, regulations and published interpretations thereunder, where such violation could result in a Material Adverse Effect. No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability except as would not individually or in the aggregate result in a Material Adverse Effect. Neither the Company nor any Subsidiary has incurred or might reasonably be expected to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee beneift plan” (as defined in ERISA) or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the rules, regulations and published interpretations thereunder (the “Code”). Each “employee benefit plan” (as defined in ERISA) for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification except as would not individually or in the aggregate result in a Material Adverse Effect.
          (ee) The Company has obtained, or will obtain prior to the Closing Date, the agreement of the Selling Shareholder that, for a period of time set forth in the form of Lock Up Agreement attached as Schedule D hereto, the Selling Shareholder will not, without your prior written consent, directly or indirectly, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, hypothecate, distribute or otherwise transfer, dispose of, encumber or reduce any risk of ownership by any means (or publicly announce any intention to do the foregoing) of any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by such persons in accordance with the applicable Exchange Act Rules and Regulations) or any securities convertible into or exchangeable or exercisable for Common Stock or evidencing any right to purchase or subscribe for Common Stock that such Selling Shareholder has or will have the right to acquire through options, warrants, subscriptions or other rights. Nothing in this subsection (ee) shall restrict the ability of the Selling Shareholder to enter into any transactions with the Company, receive grants or awards under any of the Company’s plans or arrangements or engage in certain other activities as described in the form of Lock Up Agreement attached hereto.
          (ff) Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to stabilize or manipulate, or that has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Stock or otherwise.
          (gg) The Company and each Subsidiary (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s specific or general authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (hh) The Company does not conduct its business in a manner in which it would become and, after giving effect to the offering and sale of the Stock, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Commission thereunder.
          (ii) Except as described in the Disclosure Package or the Final Prospectus or filed as exhibits to the Registration Statement, there are no statutes, regulations or legends or any contracts, treaties or other documents that are required to be described in the Disclosure Package or the Final Prospectus, incorporated by reference therein or filed as exhibits to the Registration Statement by the Act or the Rules and Regulations. All such material contracts to which the Company or any Subsidiary is a party (i) are in full force and effect, (ii) have been duly authorized, executed and delivered by the Company or such Subsidiary, (iii) constitute legal valid and binding agreements of the Company or such Subsidiary and the other parties to such contract, (iv) have been performed and/or are being performed by each party thereto in all material respects, (v) are not in default by the Company or such Subsidiary and, to the knowledge of the Company, are not in default and have not been repudiated by the other parties to such contract, and (vi) are enforceable against the Company or such Subsidiary and all other parties thereto, in each case, in accordance with the terms thereof.
     Any certificate executed by an authorized officer of the Company and delivered to you or your pursuant to this Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.
     3. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with you that:
          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.
          (b) The Power of Attorney and the Custody Agreement relating to outstanding shares in the form heretofore furnished to the Representatives (the “Power of Attorney” and “Custody Agreement”, respectively), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of the Selling Shareholder.
          (c) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Power of Attorney and, if applicable, the Custody Agreement, will not contravene any provision of applicable law, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney or the Custody Agreement, if applicable, or the Selling Shareholder, except such as have already been obtained or as may be required under the Act and by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Stock.
          (d) The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as adopted in the State of Ohio (“UCC”) in respect of the Stock to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by applicable law, to enter into this Agreement, and to sell, transfer and deliver the Stock to be sold by the Selling Shareholder or a security entitlement in respect of such Stock.
          (e) The information provided by the Selling Shareholder to the Company in writing for inclusion in the “Selling Shareholder” section of the Preliminary Prospectus and the Final Prospectus is true and correct; it being understood and agreed that the only such information furnished to the Company by such Selling Shareholder consists of the name of the Selling Shareholder, the number of shares of Stock beneficially owned by and to be offered by the Selling Shareholder and other information with respect to the Selling Shareholder (excluding any percentage) which appears under the caption “Selling Shareholder” in the Preliminary Prospectus and the Final Prospectus (such information so furnished in writing being hereinafter called, collectively, the “Selling Shareholder Information”).
     4. Sale, Purchase and Delivery of Stock. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, the Selling Shareholder hereby agrees to sell to you, and you agree to purchase from the Selling Shareholder the shares of Stock at a price of $28.50 per share. The Selling Shareholder will deliver the Stock to you at 127 Public Square, Cleveland, Ohio 44114 at 10:00 a.m., Eastern Time, or to your designee at a specified place at the same time, against payment of the purchase price by wire transfer in immediately available funds to the account designated by the Selling Shareholder on the third full Business Day after the date of this Agreement (or, if the Stock is priced after 4:30 p.m., Eastern Time, on the date of this Agreement, the fourth full Business Day after the date of this Agreement), such time and place being herein referred to as the “Closing Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of your obligation. The certificates representing the shares of the Stock to be so delivered will be in such denominations and registered in such names as you may specify to the Selling Shareholder at or before 3:00 p.m., Eastern Time, on the second full Business Day prior to the Closing Date. Such certificates will be made available for checking and packaging at least twenty-four (24) hours prior to the Closing Date.

     5. Offering. Subject to the terms and conditions hereof, you agree that you will (i) offer the Stock to the public as set forth in the Final Prospectus as soon after the Closing Date as may be practicable, but in no event later than 5:00 p.m., Eastern Time, on the 15th Business Day subsequent to the Closing Date and (ii) offer and sell the Stock to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Stock by you and not any subsequent sale of such Stock in any trading market that may develop after the public offering.
     6. Covenants of the Company. The Company covenants and agrees with you that:
          (a) The Company will prepare the Final Prospectus in a form approved by you and will file such Final Prospectus with the Commission pursuant to Rule 424(b) not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Act. The Company will make no further amendment to the Registration Statement or supplement to the Final Prospectus of which you and your counsel shall not previously have been advised and furnished a copy or to which your or your counsel shall object. The Company will advise you promptly, after the Company receives notice thereof, of the time when the Final Prospectus has been filed and will furnish you and your counsel with copies thereof. The Company will advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Final Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission to amend or supplement the Registration Statement or the Final Prospectus or for additional information. In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Final Prospectus or suspending the qualification of the Stock for offering or sale in any jurisdiction, the Company will promptly use its best efforts to obtain as soon as possible the withdrawal of such order, and the Company will use its best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of the Final Prospectus or suspending the qualification of the Stock for offering or sale in any jurisdiction.
          (b) The Company will comply with the Act and the Rules and Regulations so as to permit the continuance of offerings, sales and dealings in the Stock under the Act for such period as may be required by the Act. Promptly from time to time, the Company will take such action as you may request to register and qualify the Stock for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of offerings, sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company consents to use of the Registration Statement, Disclosure Package and the Final Prospectus, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Stock is offered by you and any dealers.
          (c) Upon your request, the Company will furnish you and your counsel, without charge, two signed and conformed copies of the Registration Statement as originally filed with respect to the Stock and each amendment thereto (in each case including all consents and exhibits filed therewith) and, so long as a prospectus relating to the Stock is required to be delivered under the Act or the Rules and Regulations, such number of copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements thereto as you may from time to time reasonably request. If at any time when the delivery of a prospectus relating to the Stock is required under the Act or the Rules and Regulations (including in circumstances where such requirement may be satisfied pursuant to Rule 172), an event shall have occurred the result of which would cause the Final Prospectus as then amended or supplemented to include an untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in the light of the circumstances under which they were made when such Final Prospectus was or is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Final Prospectus in order to comply with the Act or the Rules and Regulations, the Company will forthwith prepare and, subject to the provisions of Section 6(a) hereof, file with the Commission an appropriate supplement or amendment thereto, and will furnish to you and to any dealer in securities, without charge, such number of copies as you may from time to time reasonably request of an amended Final Prospectus that will correct such statement or omission or effect such compliance in accordance with the requirements of Section 10 of the Act. The Company consents to use of the Final Prospectus (and of any amendments or supplements thereto), in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Stock is offered by you and any dealers, both in connection with the offering or sale of the Stock and for such period of time thereafter as the Final Prospectus is required to be delivered in connection therewith.

          (d) The Company will promptly file with the Commission any amendment to the Registration Statement or Final Prospectus that may, in the judgment of you or the Company, be required by the Act or requested by the Commission.
          (e) The Company will, subsequent to the Closing Date and during any period when the Final Prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), promptly file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules and Regulations.
          (f) For a period of two (2) years from the Closing Date, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet, statement of income, statement of cash flow and statement of changes in shareholders’ equity of the Company and its consolidated subsidiaries certified by independent public accountants).
          (g) For a period of two (2) years from the Closing Date, the Company will deliver to you such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request, provided, however that the Company shall not be required to furnish to you any such information that has otherwise been filed with the Commission and is available on the Commission’s Electronic Data Gathering Analysis and Retrieval (EDGAR) System.
          (h) The Company will not take, directly or indirectly, any action designed to stabilize or manipulate or that constitutes, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Stock or otherwise.
          (i) Prior to the Closing Date, except as set forth in the Final Prospectus (i) there will not be any material change (on a pro forma basis or otherwise) in the capital stock or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, results of operations or condition (financial or other) of the Company, (ii) neither the Company nor any Subsidiary will incur any material liability or obligation, direct or contingent, or enter into any material transaction, and (iii) there will not be any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in accordance with past practices.
          (j) The Company will file with the NASD and Nasdaq all documents and notices required by NASD or Nasdaq of companies that have issued securities that are traded on Nasdaq.
          (k) For a period of thirty (30) days from the date of the Final Prospectus, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, hypothecate, distribute or otherwise transfer or dispose of, encumber or reduce any risk of ownership by any means (or publicly announce any intention to do the foregoing) of any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or evidencing any right to purchase or subscribe for Common Stock that the Company has or will have the right to issue and sell through options, warrants, subscription or other rights; provided, however, that the Company may, within such thirty (30) day period, issue awards to participants pursuant to its plans filed as exhibits with the Commission and issue Common Stock upon the exercise of options held by its employees. Nothing in this subsection shall restrict the ability of such affiliates from entering into any transactions with the Company or receiving grants or awards under any of the Company’s plans or arrangements.
          (l) The Company agrees that, unless it has or shall have obtained your prior written consent, and you agree with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto. Any such Free Writing Prospectus consented to by you or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (m) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     7. Payment of Expenses. The Company will pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company hereunder, including, but not limited to, the fees, disbursements and expenses of its counsel; the fees, costs and expenses of preparing, printing and delivering the certificates for the Stock; the fees, disbursements and expenses of its accountants; all fees and expenses in connection with the listing and quotation of the Stock on Nasdaq; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including the exhibits thereto) as originally filed and as amended, all amendments thereto, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any amendments or supplements thereto and the furnishing to you of copies thereof, including charges for mailing, air freight and delivery, counting and packaging thereof; and the costs and expenses in connection with the printing of this Agreement.
     8. Conditions of Your Obligations. Your obligations to purchase and pay for the Stock on the Closing Date shall be subject to the condition that the representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct in all respects as of the Applicable Time and as of the Closing Date, to the condition that the written statements of an authorized officer of the Company made and delivered pursuant to the provisions hereof shall be true and correct in all respects, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Stock shall have been reasonably satisfactory to your counsel, Squire, Sanders & Dempsey L.L.P., and Squire, Sanders & Dempsey L.L.P. shall have been timely furnished with such documents, certificates and opinions as they may have requested to enable them to pass upon the issuance and sale of the Stock as contemplated by this Agreement, and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained.
          (b) You shall not have advised the Company that subsequent to the Applicable Time, the Registration Statement, Disclosure Package or the Final Prospectus or any amendment thereof or supplement thereto contains an untrue statement of fact that, in the opinion of your counsel, Squire, Sanders & Dempsey L.L.P., is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading. Subsequent to the Applicable Time or, if earlier, the dates on which information is given in the Registration Statement and the Final Prospectus, (i) there shall not have been any change, or any development involving a prospective material adverse change, in or affecting the business, assets, results of operations or condition (financial or other) of the Company not described in the Disclosure Package or the Final Prospectus, that, in your reasonable opinion, would materially and adversely affect the market for the Stock or make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Stock and (ii) the business, assets, results of operations or condition (financial or other) of the Company shall not have been materially interfered with by any fire, explosion, flood or other calamity, whether or not covered by insurance, or by any labor dispute or court or governmental action, order or decree.
          (c) You shall have received as of the Closing Date (or prior thereto as indicated) the following:
          (i) Such opinion or opinions of Thompson Hine LLP, counsel for the Company, addressed to you and dated as of the Closing Date, in form and substance satisfactory to you, to the effect that:
               (A) Each of the Company and its Subsidiaries has been duly incorporated (or otherwise formed, as appropriate) and is validly existing as a corporation (or other entity, as appropriate) in good standing under the laws of the state of its formation, with power and authority (corporate and other) to conduct its business as described in the Disclosure Package and the Final Prospectus. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business as presently conducted by it requires such qualification, except for those jurisdictions in which the failure to so qualify or be in good standing will not result in a Material Adverse Effect.
               (B) The issuance of the Common Stock is not subject to any statutory preemptive rights arising under Ohio law or under the Company’s organizational documents or, to the best of such counsel’s knowledge, contractual or other similar rights of any securityholder of the Company. The shares of Common Stock to be sold by the Selling Shareholder were issued and sold in compliance with applicable federal and state securities laws and conform to the description thereof contained in the Disclosure Package and the Final Prospectus, and any certificates for the Common Stock are in due and legal form under Ohio law. Except as described in the Final Prospectus, to the best of such counsel’s knowledge, there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible, exchangeable or exercisable for capital stock of the Company.
               (C) The Registration Statement has become effective under the Act; the Base Prospectus and Final Prospectus have been filed with the Commission pursuant to the subparagraph of Rule 424(b), on the date specified in such opinion; any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and not withdrawn, and no proceedings for that purpose have been instituted, are pending or, to such counsel’s knowledge, are contemplated by the Commission. The Registration Statement, the Base Prospectus and the Final Prospectus, and each amendment thereof or supplement thereto (except for the financial statements, notes and schedules and other financial data included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; to such counsel’s knowledge, all descriptions in the Registration Statement, the Base Prospectus and the Final Prospectus of contracts or other documents are accurate and fairly present the information required to be shown with respect to such matters, all such contracts and other documents conform in all material respects to the descriptions thereof contained therein, and to the extent such contracts or other documents are required under the Act or the Rules and Regulations to be filed, as exhibits to the Registration Statement, they are so filed; to such counsel’s knowledge, there are no contracts or other documents that are required to be described in the Registration Statement, the Base Prospectus and the Final Prospectus, incorporated by reference therein or filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that are not so described, incorporated by reference or filed; and to such counsel’s knowledge all descriptions in the Registration Statement, the Base Prospectus and the Final Prospectus of statutes, regulations or legal or governmental actions, suits, proceedings or investigations are accurate and fairly present the information required to be shown with respect to such matters and there are no statutes, regulations or legal or governmental actions, suits, proceedings or investigations that are required to be described in the Registration Statement or the Final Prospectus by the Act or the Rules and Regulations that are not so described.

               (D) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, encumbrance or claim upon any of the assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the assets of the Company are subject and of which such counsel has knowledge after reasonable investigation, nor will such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations or other organizational documents, in each case as amended to the date of such opinion, of the Company, or, to the knowledge of such counsel, any statute or any order, ruling, judgment, decree, rule or regulation applicable to the Company or any Subsidiary of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or its business or assets, except as could not reasonably be expect to result in a Material Adverse Effect.
               (E) No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any court or governmental agency or body is required of the Company for the sale of the Stock or the consummation by the Company of the transactions herein contemplated, except: (i) as required under the Act or the Rules and Regulations with respect to the Stock; (ii) as may be required under the Exchange Act or the Exchange Act Rules and Regulations with respect to the Stock; and (iii) for such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications as may be required under securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by you.
               (F) Except as set forth in the Final Prospectus, to such counsel’s knowledge, there are no legal or governmental actions, suits, proceedings or investigations pending or, to such counsel’s knowledge, threatened or contemplated to which the Company or any of its Subsidiaries is a party, or of which the business or assets (including, without limitation, any of the Licenses) of the Company or any of its Subsidiaries is the subject that is required to be described in the Base Prospectus or the Final Prospectus or that, individually or in the aggregate, could result in a Material Adverse Effect or that might materially and adversely affect the consummation of the transactions contemplated in this Agreement.
               (G) Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, Code of Regulations or other organizational documents, in each case as amended to the date of such opinion, and no default exists, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by the Company or any Subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument material to the Company or any Subsidiary, to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary or its business or assets are bound and of which such counsel has knowledge after reasonable investigation. To the knowledge of such counsel, neither the Company nor any Subsidiary is in violation of, in any material respect, any applicable statute or any applicable order, ruling, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary or its business, properties or assets.
               (H) The Company is not and, after giving effect to the offering and sale of the Stock, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act and the rules and regulations of the Commission thereunder.
               (I) To such counsel’s knowledge, each of the Company and the Subsidiaries possesses all Licenses as are necessary under applicable law to operate its properties and to conduct its business as presently conducted and as described in the Final Prospectus except to the extent such failure to obtain such Licenses would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.
               (J) Nothing has come to the attention of such counsel, after reasonable investigation and discussion with the Company, that would lead such counsel to believe that any of the representations and warranties of the Company contained in this Agreement or in any certificate or document contemplated under this Agreement to be delivered are not true or correct or that any of the covenants and agreements herein contained to be performed on the part of the Company or any of the conditions herein contained, or set forth in the Registration Statement or the Final Prospectus, to be fulfilled or complied with by the Company have not been or will not be duly and timely performed, fulfilled or complied with.
               (K) Nothing has come to the attention of such counsel, after reasonable investigation, that would lead such counsel to believe that either the Registration Statement or any amendment thereof or supplement thereto at the time such Registration Statement or amendment or supplement became effective (and each deemed effective date pursuant to Rule 430B(f) under the Act) and at the Closing Date, contains or contained an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package or the Final Prospectus or any amendment thereof or supplement thereto as of the date of such Disclosure Package or Final Prospectus or amendment thereof or supplement thereto and as of the Applicable Time or the Closing Date, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief or opinion with respect to the financial statements, notes and schedules and other financial data included therein).
               (L) The statements incorporated by reference into the Registration Statement, insofar as they constitute statements of law or legal conclusions, are correct in all material respects and fairly present the information presented therein.
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Ohio, to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel, familiar with the applicable laws (who shall be counsel satisfactory to your counsel), and (B) as to matters of fact contained within the certificates and written statements of government officials, accountants and authorized officers of the Company, upon such certificates and written statements. You shall have received a copy of each of such opinion that shall be dated the Closing Date, addressed to you or otherwise authorizing you to rely thereon. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.
          (ii) Such opinion or opinions of Thompson Hine LLP, or other counsel for the Selling Shareholder, addressed to you and dated the Closing Date, in form and substance satisfactory to you, to the effect that:
               (A) Assuming that you acquired your interest in the Stock you purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), you, having purchased such Stock delivered on the Closing Date to The Depository Trust Company (“DTC”) or other securities intermediary (within the meaning of Section 8-102(a)(14) of the UCC) by making payment therefor as provided herein, and having had such Stock credited to your securities account maintained with DTC or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Stock, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against you with respect to such Stock.
               (B) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Stock, except such as have been obtained and made under the Act and under state securities laws.
               (C) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any of his properties or any agreement or instrument to which the Selling Shareholder is a party or by which the

Selling Shareholder is bound or to which any of the properties of the Selling Shareholder is subject.
               (D) This Agreement and the Power of Attorney and Custody Agreement had been duly authorized, executed and delivered by the Selling Shareholder.
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Ohio, to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel, familiar with the applicable laws (who shall be counsel satisfactory to your counsel), and (B) as to matters of fact contained within the certificates and written statements of government officials, accountants and authorized officers of the Company and/or Selling Shareholder, upon such certificates and written statements. You shall have received a copy of each of such opinion which shall be dated the Closing Date, addressed to you or otherwise authorizing you to rely thereon. The opinion of such counsel for the Selling Shareholder shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.
          (iii) Such opinion or opinions of your counsel, Squire, Sanders & Dempsey L.L.P., dated the Closing Date, with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Disclosure Package and the Final Prospectus and such other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents, certificates and opinions as such counsel may request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or matters of fact contained within the certificates of the authorized officers of the Company.
          (iv) A certificate of the Company executed by the principal executive officer and the principal financial and accounting officer of the Company, dated the Closing Date, to the effect that:
               (A) The representations and warranties of the Company in Section 2 hereof are true and correct as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
               (B) No stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted, are pending or, to the knowledge of the respective signers of the certificate, contemplated by the Commission.
               (C) The signers of such certificate have carefully and completely examined the Registration Statement, the Disclosure Package and the Final Prospectus, nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or any amendment thereof made prior to the Closing Date, as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package or the Final Prospectus, as of the date thereof (or any amendment thereof or supplement thereto made prior to the Closing Date, as of the date of such amendment or supplement), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as set forth in the Final Prospectus, (A) there has not been any material change (on a pro forma basis or otherwise) in the capital stock or long-term debt of the Company, or any material adverse change, in or affecting the business, assets, results of operations or condition (financial or other) of the Company, (B) there has not been any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in accordance with past practices or otherwise publicly disclosed, and (C) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could result in a Material Adverse Effect; and since the dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus there has occurred no event required to be set forth in an amended or supplemented prospectus that has not been so set forth in the Final Prospectus.
               (D) Each of the Company and the Subsidiaries possesses all material authorizations, approvals, orders, licenses, certificates, consents and permits of and from all governmental or regulatory officials and bodies (collectively, the “Licenses”) as are necessary under applicable law to operate its properties and to conduct its business as presently conducted and as described in the Disclosure Package and the Final Prospectus except to the extent such failure to obtain such Licenses would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.
          (v) Letters from Ernst & Young furnished as of the Applicable Time and the Closing Date, addressed to you and in form and substance reasonably satisfactory to you, with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus.
          (d) Prior to the Closing Date, the Company shall have furnished to you such further certificates and documents as you may reasonable request.
          (e) Prior to the Closing Date, no stop orders suspending the qualification of the Stock for offering or sale under the securities or Blue Sky laws of the states in which the Stock is to be offered and sold shall have been issued and not withdrawn, and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, contemplated by the applicable state securities administrators.
          (f) The Selling Shareholder shall have delivered to you an agreement that, for a period of time set forth in the form of Lock Up Agreement attached as Schedule D hereto, the Selling Shareholder will not, without your prior written consent, directly or indirectly, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, hypothecate, distribute or otherwise transfer or dispose of, encumber or reduce any risk of ownership with any party other than the Company by any means (or publicly announce any intention to do the foregoing) any shares of Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by such persons in accordance with the Exchange Act Rules and Regulations). Nothing in this subsection shall restrict the ability of the Selling Shareholder to enter into any transactions with the Company or receive grants or awards under any of the Company’s plans or arrangements, or engage in certain specified activities as further described in the form of Lock Up Agreement attached hereto.
     If any condition of your obligations hereunder to be satisfied prior to the Closing Date is not so satisfied, this Agreement may be terminated by you prior to the Closing Date, upon writing or telephonic (subsequently confirmed in writing) notice to the Company.
     All opinions, certificates, letters and documents furnished to you pursuant to this Section 8 will be considered to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to your counsel, Squire, Sanders & Dempsey L.L.P., as to which both you and such counsel shall act reasonably. The Company will furnish you with such executed and conformed copies of such opinions, certificates, letters and documents as you may request.
     You may waive in writing the compliance by the Company of any one or more of the foregoing conditions or extend the time for its performance.
     9. Your Representations. You represent and warrant to the Company and the Selling Shareholder that the information furnished to the Company and each of the Selling Shareholder in writing by you expressly for use in the preparation of the Registration Statement, the Disclosure Package or the Final Prospectus does not, and any amendments thereof or supplements thereto thus furnished will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The statements relating to the terms of the offering by you set forth under the caption “The Offering” in the Final Prospectus shall constitute the only information furnished by you for use in the Registration Statement or the Disclosure Package or the Final Prospectus.
     10. Termination of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. This Agreement may be terminated by you by written notice to the Company and the Selling Shareholder on or after the date of this Agreement and prior to the Closing Date, if at any time during such period any of the following has occurred: (i) except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Disclosure Package and the Final Prospectus, any material adverse change in or affecting the business, assets, results of operation or condition (financial or other) of the Company, whether or not arising in the ordinary course of business; (ii) any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation in existing hostilities or act of terrorism anywhere in the world or other national or international calamity or crisis or change in political, financial or economic conditions, in each case the effect of which is such as to make it, in your reasonable judgment, impracticable to offer for sale or to enforce contracts made by you for the resale of the Stock agreed to be purchased hereunder; (iii) any general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or Nasdaq Global Market or any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would, in your reasonable judgment, materially and adversely affect the market for the Stock; or (iv) a banking moratorium shall have been declared by any Federal, Ohio, or New York State authorities.
     This Agreement may also be terminated as provided in Section 12 hereof.
     If this Agreement shall be terminated by you because of any failure on the part of the Company or the Selling Shareholder to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its or their respective obligations under this Agreement, the Company shall pay, in addition to the costs and expenses referred to in Section 7 hereof, all reasonable out-of-pocket expenses incurred by you in contemplation of the performance by them of their obligations hereunder, including but not limited to the reasonable fees, disbursements and expenses of your counsel, your reasonable printing and traveling expenses and postage, facsimile and telephone charges relating directly to the offering contemplated by the Final Prospectus, and also including reasonable advertising expenses of the Representative incurred after the date of this Agreement and so relating.
     11. Indemnification and Contribution.
          (a) The Company will indemnify and hold harmless you, and each person, if any, who controls you (within the meaning of the Act or the Exchange Act) against any losses, claims, damages or liabilities, joint or several, to which you or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendments thereof or supplements thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to the provisions of Section 11(c) hereof, will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action; provided, however, that the

Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on your behalf through you expressly for use in the preparation thereof. The indemnity provided for in this Section 11(a) shall be in addition to any liability that the Company may otherwise have under this Agreement. Subject to the provisions of the immediately succeeding sentence, the Selling Shareholder, severally and not jointly, will indemnify you and hold you harmless, and each person, if any, who controls you (within the meaning of the Act or the Exchange Act) against any losses, claims, damages or liabilities, joint or several, to which you or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendments thereof or supplements thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to the provisions of Section 11(c). hereof, will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Shareholder will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company or the Selling Shareholder by you expressly for use in the preparation thereof. The liability of the Selling Shareholder under the indemnity agreement contained herein shall apply only with reference to the Selling Shareholder Information furnished in writing by or on behalf of the Selling Shareholder to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and any amendments or supplements thereto and shall be limited to an amount equal to the aggregate net proceeds received by the Selling Shareholder from the sale of the Stock to you.
          (b) You will indemnify and hold harmless the Company, the Selling Shareholder, each person, if any, who controls the Company (within the meaning of the Act or the Exchange Act), each of the Company’s directors and each of the Company’s officers who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company, the Selling Shareholder or such controlling person or any such director or officer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Supplement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the preparation thereof, and, subject to the provisions of Section 11(c) hereof, will reimburse the Company, the Selling Shareholder and each such controlling person and each such director or officer for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action. The indemnity provided for in this Section 11(b) shall be in addition to any liability that you may otherwise have.
          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 11(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 11(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in Section 11 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and you on the other hand from the offering of the Common Stock pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and you on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Selling Shareholder on the one hand and you on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Stock pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder and the total underwriting discount received by you, in each case as set forth on the cover of the Final Prospectus bear to the aggregate offering price of the Common Stock as set forth on the cover of the Final Prospectus.
     The relative fault of the Company and the Selling Shareholder on the one hand and you on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Selling Shareholders and you agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages that you have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 11, each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of your affiliates and selling agents shall have the same rights to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be.
     The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.
     12. Representations, Warranties, Agreements and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Company, the Selling Shareholder and you, as set forth in this Agreement or made by or on behalf of them, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you, the Selling Shareholder, the Company or any of their respective officers, directors or any controlling person and will survive the delivery of and payment for the Stock and, in the case of the agreements contained in Sections 7, 9 and 11 through 14 hereof, will survive any termination of this Agreement.
     13. Notices. All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, will be in writing and, if sent to you, will be delivered or sent by mail, overnight courier or facsimile transmission (with receipt confirmed) to KeyBanc Capital Markets Inc., at 127 Public Square, Cleveland, Ohio 44114, Attention: Jonathan Crane (Fax: 216-443-3815), with a copy, which shall not constitute notice, to Squire, Sanders & Dempsey L.L.P., at 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Daniel G. Berick, Esq. (Fax: 216-479-8780) or if sent to the Company or the Selling Shareholder, will be delivered or sent by mail, overnight courier or facsimile transmission (with receipt confirmed) to National Interstate Corporation, at 3250 Interstate Drive, Richfield, Ohio 44286, Attention: Paul F. Haffner (Fax: 330-659-8902), with a copy, which shall not constitute notice, to Thompson Hine LLP, 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Daniel T. Young, Esq. (Fax: 216-566-5800). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
     14. Successors; Governing Law. This Agreement shall inure solely to the benefit of and be binding upon the parties hereto, the officers and directors and controlling persons referred to in Section 11 and their respective successors, assigns, heirs, executors and administrators, and no other persons will acquire or have any right or obligation under or by virtue of this Agreement. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

     15. Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement by and among the Company, the Selling Shareholder and you, in accordance with its terms.

Very truly yours, NATIONAL INTERSTATE CORPORATION
By:	/s/ Julie A. McGraw
Name:	Julie A. McGraw
Title:	Chief Financial Officer

/s/ Alan R. Spachman
Alan Spachman

The foregoing Agreement is hereby confirmed and accepted by us in Cleveland, Ohio, as of the date first above written.

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jonathan O. Crane
Name:	Jonathan O. Crane
Title:	Sr. Managing Director

-SP-

SCHEDULE A

Selling Shareholder	Shares to be Sold
Alan Spachman	600,000

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SCHEDULE B
ISSUER FREE WRITING PROSPECTUSES
NONE

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SCHEDULE C
SIGNIFICANT SUBSIDIARIES OF THE COMPANY
National Interstate Insurance Company

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SCHEDULE D
FORM OF LOCK UP AGREEMENT
National Interstate Corporation
Common Shares
(Par Value $0.01 per Share)
                    , 2007
KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114
Ladies and Gentlemen:
     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by National Interstate Corporation, an Ohio corporation (the “Company”), a selling shareholder of the Company (the “Selling Shareholder”) and you, with respect to the public offering by the Selling Shareholder (the “Offering”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period of ninety (90) days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of KeyBanc Capital Markets Inc. (“KBCM”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to

D-1

(a) bona fide gifts and transfers by will or intestacy, provided that, if the Common Stock subject to such gift or transfer has a fair market value at the time of the gift more than $22,000, the recipient thereof agrees in writing with KBCM to be bound by the terms of this Lock-Up Letter Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or by action of law, provided that, in the case of disposition to any trust, such trust agrees in writing with KBCM to be bound by the terms of this Lock-Up Letter Agreement or (c) issuances to the undersigned of grants or awards under any of the Company’s plans or arrangements and exercises thereof.
     This agreement shall not prevent (A) any transaction solely between the undersigned and the Company, including, but not limited to, the netting of securities awards for tax purposes, (B) the exercise of options to purchase shares of Common Stock pursuant to Company employee stock option plans or arrangements, (C) the exercise or conversion of securities that are outstanding on the date of this Agreement, (D) the undersigned from executing a Form S-8 or Form S-3 Registration Statement to be filed with the Commission in connection with any plan, program or arrangement with respect to the sale or issuance of securities to any employee, associate or agent pursuant to any such plan, program or arrangement approved by the Company’s shareholders or relating to any associate discount stock purchase program or (E) the undersigned from entering into any swap transaction or other arrangement involving the disposition of no more than 200,000 shares of Common Stock, provided such transaction does not involve the sale, contract or agreement to sell or other disposition of Common Stock in an open market sale transaction to a third party purchaser. The undersigned authorizes the Company during the Lock-Up Period to cause the transfer agent to decline transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect any shares of Common Stock and any securities convertible into, exercisable for or exchangeable for Common Stock for which the undersigned is the record or beneficial holder.
     In addition, for the duration of this agreement the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of KBCM, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.
     If (i) the Company notifies you in writing that it or the Selling Shareholder does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase in accordance with the terms of the Underwriting Agreement, this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.
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D-2

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute additional documents necessary in connection with implementing the agreements, authorizations and other terms hereof.

Yours very truly,

Alan R. Spachman

D-3